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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MOORE NORTH AMERICA FINANCE, INC.

     FIRST: The name of the corporation (hereinafter called the "Corporation") is Moore North America Finance, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000, and the par value of each of such shares is $0.01 per share.

     FIFTH: The name and mailing address of the sole incorporator are as follows:

     Name                Mailing Address
     ----                ---------------

Thomas A. Scott          c/o Chadbourne & Parke LLP
                         30 Rockefeller Plaza
                         New York, New York 10112

     SIXTH:  The Corporation is to have perpetual existence.

     SEVENTH: The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation except that any by-law adopted by the stockholders may be amended or repealed only by the stockholders if such by-law specifically so provides.

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     EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages resulting from a breach of his or her fiduciary duty as a director, except as may otherwise be required by the Delaware General Corporation Law as the same may be amended from time to time. Neither the amendment, modification or repeal of this Article EIGHTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH shall adversely affect any right or protection of any director that exists at the time of such change.

     NINTH: (i) The corporation (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and (b) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.




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          (ii) The corporation (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and (b) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          (iii) To the extent that any person referred to in paragraphs (i) and
(ii) of this article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          (iv) Any indemnification under paragraphs (i) and (ii) of this article (unless ordered by a court) shall be made by the corporation only as authorised in the specific case upon a determination that indemnification of the

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director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said paragraphs
(i) and (ii). Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum (as defined in the bylaws of the corporation), or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

     (v) Expenses incurred in defending a civil or criminal action, suit or proceeding shall - (in the case of a director or officer) or may (in the case of an employee or agent) be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this article. Any such undertaking shall contain such terms and conditions as the board of directors reasonably deems appropriate.


     (vi) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     (vii) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this article.

     (viii) For the purpose of this article, reference to the "corporation" shall include in addition to


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the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any Person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation was serving at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (ix) For purposes of this article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this paragraph.

     (x) The indemnification and advancement of expenses provided by, or granted pursuant to this article shall, unless otherwise provided when authorized or ratified continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this article shall not adversely affect any right to indemnification or advancement of expenses of any present or former director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

     (xi) If this article or any portion hereof is invalidated by any court of competent jurisdiction, then the corporation shall nevertheless provide such indemnification


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and advancement of expenses as would otherwise be permitted under any portion of this article that shall not have been invalidated.

     TENTH: The Corporation reserves the right to amend, alter or repeal any provision continued in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

     THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument this 5th day of November, 1998.


                                   /s/ Thomas A. Scott
                                   -----------------------------
                                       Thomas A. Scott
                                       Sole Incorporator
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                    CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                            ANY PART OF THE CAPITAL

                                       OF

                       MOORE NORTH AMERICA FINANCE, INC.



     It is hereby certified that:


1. The name of the corporation (hereinafter called the "Corporation") is Moore North America Finance, Inc.

2. The Corporation has not received any payment for any of its stock.

3. The certificate of incorporation of the Corporation is hereby amended by striking out Article Second thereof and by substituting in lieu of said Article the following new Article Second:

          "SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company."

4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, so directors having been moved in the certificate of incorporation and no directors having been elected.

Signed on November 19, 1998



                                            /s/ Thomas A. Scott
                                            -----------------------------------
                                            Thomas A. Scott, Sole Incorporator